Exhibit 99.1

International Land Alliance, Inc. Announces Reverse Split

Prepares for NASDAQ Uplist

SAN DIEGO, CALIFORNIA, February 4, 2026, International Land Alliance, Inc. (OTCQB:ILAL), (“ILAL” or the “Company”), an international land investment and development firm, announced today that, on February 4, 2026, the Company implemented a 50-for-1 reverse split of its common stock. The reverse stock split will be effective as of February 4, 2026, and the Company’s common stock will trade on a post-split basis at the beginning of trading on the same date under the trading symbol “ILALD” for a period of 20 days.

The reverse stock split is part of the Company’s strategy to pursue uplisting to NASDAQ.

Information for Stockholders

Upon the effectiveness of the reverse stock split, each fifty shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s relative interest in the Company’s equity, except to the extent that the reverse stock split would have resulted in a stockholder owning a fractional share. Holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split, because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio, will be rounded up to the nearest whole share. The reverse stock split will not change the par value of the common stock or modify the rights or preferences of the common stock. The Company’s transfer agent, Dynamic Stock Transfer, Inc, will maintain the book-entry records for the Company’s common stock. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker’s particular processes, and will not be required to take any action in connection with the reverse stock split. Dynamic Stock Transfer, Inc, can be reached at (213) 667-0197.

Please visit the Company’s website: www.ila.company.

About International Land Alliance, Inc.

International Land Alliance, Inc. (OTCQB: ILAL) is an international land investment and development firm based in San Diego, California. As its core mission, the Company has embraced technology for sustainable and socially responsible solutions to provide accessible housing, in addition to using proptech and construction tech advanced applications to meet these goals. The Company is focused on acquiring attractive raw land primarily in Northern Baja California, often within driving distance from Southern California. The Company is also focused on acquiring desirable land and real estate assets in Southern California. The Company serves its shareholders by devoting considerable time and resources to seeking out the finest sites available and obtaining the necessary development permits to build a compelling portfolio of properties, which provide a diversity of investment and living options. ILAL builds environmentally friendly communities for vacation, retirement, and investment buyers.

For media inquiries, contact:

Investor Relations

jason@ila.company

(877) 661-4811

www.ila.company

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Safe Harbor Statement

The press release may include certain statements that are not descriptions of historical facts but are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking terminology such as “may,” “expects,” “believes,” “anticipates,” “intends,” “projects,” or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions, which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.

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